Exhibit 99

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS
Kadant Reports 2018 First Quarter Results
Reports Record Bookings of $182 Million
Raises Full-Year Revenue and EPS Guidance

WESTFORD, Mass. - April 30, 2018 - Kadant Inc. (NYSE: KAI) reported its financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Revenue increased 45% to $149 million

•	GAAP diluted EPS increased 20% to $0.96

•	Adjusted diluted EPS increased 30% to $1.07

•	Net income increased 21% to $11 million

•	Adjusted EBITDA increased 49% to $24 million and represented 16% of revenue

•	Gross margin was 44.3%

•	Bookings increased 53% to a record $182 million

•	Record bookings and revenue for parts and consumables of $103 and $96 million, respectively

•	Backlog increased 24% sequentially to a record $180 million

•	Cash flow from operations was $7 million

Note: Adjusted diluted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We had a great start to 2018 with record bookings and solid EPS performance in the first quarter,” said Jonathan Painter, president and chief executive officer. “We saw excellent performance by our newly acquired businesses as well as strong internal growth, which was broad-based both geographically and across our product lines. Our backlog increased 24 percent sequentially to a record $180 million and our bookings were a record $182 million leading us to increase our revenue and EPS guidance for the year.

“Our record bookings performance of $182 million was led by strong capital bookings in North America and Europe and record parts and consumables bookings of $103 million. As a long-standing strategic focus of ours, I am pleased to see these positive results with our parts and consumables business.”

First Quarter 2018 Results
Revenue increased 45 percent to $149.2 million compared to the first quarter of 2017, including $34.8 million from acquisitions and a $6.7 million increase from the favorable effect of foreign currency translation. Excluding the impact of acquisitions and foreign currency translation, revenue increased five percent compared to the first quarter of 2017. Gross margin was 44.3 percent. Net income increased 21 percent to $10.9 million, or $0.96 per diluted share, compared to $9.0 million, or $0.80 per diluted share, in the first quarter of 2017. Adjusted diluted EPS increased 30 percent to $1.07 compared to $0.82 in the first quarter of 2017. Adjusted diluted EPS in the first quarter of 2018 excludes $0.05 of restructuring costs, $0.04 of discrete tax expense, and $0.02 of amortization from acquired backlog. Adjusted diluted EPS in the first quarter of 2017 excludes $0.02 of acquisition costs.

Adjusted EBITDA increased 49 percent to $23.5 million compared to $15.8 million in the first quarter of 2017. Adjusted EBITDA excludes $0.8 million of restructuring costs and $0.3 million of amortization from acquired backlog in the first quarter of 2018 and $0.3 million of acquisition costs in the first quarter of 2017. Cash flows from operations increased to $7.2 million compared to $1.7 million in the first quarter of

2017. Bookings increased 53 percent to a record $181.9 million compared to $118.9 million in the first quarter of 2017 and includes $40.2 million from acquisitions and a $8.2 million increase from the favorable effect of foreign currency translation. Excluding the impact of acquisitions and foreign currency translation, bookings increased 12 percent compared to the first quarter of 2017.

Summary and Outlook
“We are encouraged by our bookings trend and the excellent start to 2018,” Mr. Painter continued. “Based on our record bookings performance in the first quarter, as well as our outlook for the remainder of the year, we are increasing our guidance for 2018. We expect to report full year revenue of $625 to $635 million, increased from our previous guidance of $605 to $615 million. We expect to achieve GAAP diluted EPS of $4.98 to $5.08 in 2018, increased from our previous guidance of $4.74 to $4.84. The 2018 guidance incorporates an increase in our forecasted interest and tax expense. The 2018 guidance includes pre-tax restructuring costs of $1.7 million, or $0.11 per diluted share, discrete tax expense of $0.4 million, or $0.04 per diluted share, and pre-tax amortization expense associated with acquired backlog of $0.2 million, or $0.02 per diluted share. Excluding these expenses, we expect adjusted diluted EPS of $5.15 to $5.25 for 2018. For the second quarter of 2018, we expect GAAP diluted EPS of $0.89 to $0.94 on revenue of $150 to $154 million. The second quarter of 2018 guidance includes pre-tax restructuring costs of $0.8 million, or $0.06 per diluted share. Excluding this expense, we expect adjusted diluted EPS of $0.95 to $1.00 for the second quarter of 2018.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Tuesday, May 1, 2018, at 11:00 a.m. eastern time to discuss its first quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors”. To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 2990429. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until June 1, 2018.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted earnings per share (EPS), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, and adjusted EBITDA margin.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included $34.8 million from acquisitions and a $6.7 million favorable foreign currency translation effect in the first quarter of 2018. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Our non-GAAP financial measures exclude restructuring costs, acquisition costs, amortization expense related to acquired backlog and discrete tax expense. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax restructuring costs of $0.8 million in the first quarter of 2018.

•	Pre-tax expense related to acquired backlog of $0.3 million in the first quarter of 2018.

•	Pre-tax acquisition costs of $0.3 million in the first quarter of 2017.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax restructuring costs of $0.6 million ($0.8 million net of tax of $0.2 million) in the first quarter of 2018.

•	After-tax expense related to acquired backlog of $0.2 million ($0.3 million net of tax of $0.1 million) in the first quarter of 2018.

•	Discrete tax expense of $0.4 million in the first quarter of 2018.

•	After-tax acquisition costs of $0.2 million ($0.3 million net of tax of $0.1 million) in the first quarter of 2017.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

			Three Months Ended
Consolidated Statement of Income (a)			March 31, 2018	April 1, 2017

Revenues			$149,193	$102,857
Costs and Operating Expenses:
Cost of revenues			83,114	53,840
Selling, general, and administrative expenses			45,776	34,620
Research and development expenses			2,869	2,147
Restructuring costs			770	—
			132,529	90,607
Operating Income			16,664	12,250
Interest Income			183	104
Interest Expense			(1,732)	(348)
Other Expense, Net			(246)	(204)

Income Before Provision for Income Taxes			14,869	11,802
Provision for Income Taxes			3,861	2,735
Net Income			11,008	9,067
Net Income Attributable to Noncontrolling Interest			(150)	(116)
Net Income Attributable to Kadant			$10,858	$8,951

Earnings per Share Attributable to Kadant:
Basic			$0.98	$0.82
Diluted			$0.96	$0.80

Weighted Average Shares:
Basic			11,042	10,952
Diluted			11,342	11,205

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (b)	March 31, 2018	March 31, 2018	April 1, 2017	April 1, 2017

Net Income and Diluted EPS Attributable to Kadant, as Reported	$10,858	$0.96	$8,951	$0.80
Adjustments for the Following:
Restructuring Costs, Net of Tax	589	0.05	—	—
Acquisition Costs, Net of Tax	—	—	206	0.02
Amortization of Acquired Backlog, Net of Tax	189	0.02	—	—
Discrete Tax Items (c)	444	0.04	—	—
Adjusted Net Income and Adjusted Diluted EPS (b)	$12,080	$1.07	$9,157	$0.82

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				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisitions
Revenues by Product Line	March 31, 2018	April 1, 2017	Increase	and FX (b,d)
Stock-Preparation	$45,483	$41,153	$4,330	$874
Doctoring, Cleaning, & Filtration	27,222	25,350	1,872	671
Fluid-Handling	32,886	22,047	10,839	3,340
Papermaking Systems	105,591	88,550	17,041	4,885
Wood Processing Systems	39,141	9,943	29,198	(139)
Fiber-Based Products	4,461	4,364	97	97
	$149,193	$102,857	$46,336	$4,843

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisitions
Revenues by Geography (e)	March 31, 2018	April 1, 2017	Increase	and FX (b,d)
North America	$77,616	$50,166	$27,450	$2,117
Europe	41,493	32,751	8,742	(2,180)
Asia	20,148	11,898	8,250	6,392
Rest of World	9,936	8,042	1,894	(1,486)
	$149,193	$102,857	$46,336	$4,843

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisitions
Bookings by Product Line	March 31, 2018	April 1, 2017	Increase (Decrease)	and FX (d)
Stock-Preparation	$56,515	$48,322	$8,193	$4,038
Doctoring, Cleaning, & Filtration	28,331	26,553	1,778	483
Fluid-Handling	39,770	26,119	13,651	4,648
Papermaking Systems	124,616	100,994	23,622	9,169
Wood Processing Systems	52,729	13,081	39,648	5,698
Fiber-Based Products	4,575	4,775	(200)	(200)
	$181,920	$118,850	$63,070	$14,667

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	Three Months Ended
Business Segment Information (a)	March 31, 2018	April 1, 2017
Gross Margin:
Papermaking Systems	45.6%	47.9%
Wood Processing Systems	39.5%	42.2%
Fiber-Based Products	56.0%	55.0%
	44.3%	47.7%

Operating Income:
Papermaking Systems	$14,584	$14,299
Wood Processing Systems	7,363	2,504
Corporate and Other	(5,283)	(4,553)
	$16,664	$12,250

Adjusted Operating Income (b, f):
Papermaking Systems	$15,354	$14,299
Wood Processing Systems	7,615	2,823
Corporate and Other	(5,283)	(4,553)
	$17,686	$12,569

Capital Expenditures:
Papermaking Systems	$4,649	$1,484
Corporate and Other	502	238
	$5,151	$1,722

	Three Months Ended
Cash Flow and Other Data	March 31, 2018	April 1, 2017
Cash Provided by Operations	$7,216	$1,683
Depreciation and Amortization Expense	6,099	3,256

Balance Sheet Data	March 31, 2018	Dec. 30, 2017
Assets
Cash, Cash Equivalents, and Restricted Cash	$73,742	$76,846
Accounts Receivable, net	91,529	89,624
Inventories	95,840	84,933
Unbilled Contract Costs and Fees	2,375	2,374
Property, Plant and Equipment, net	80,672	79,723
Intangible Assets	129,635	133,036
Goodwill	269,514	268,001
Other Assets	28,970	26,557
	$772,277	$761,094
Liabilities and Stockholders' Equity
Accounts Payable	$37,026	$35,461
Long-term Debt	235,851	237,011
Capital Lease Obligations	5,085	5,069
Other Liabilities	149,088	151,049
Total Liabilities	427,050	428,590
Stockholders' Equity	345,227	332,504
	$772,277	$761,094

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Adjusted Operating Income and Adjusted EBITDA	Three Months Ended
Reconciliation (a) (b)	March 31, 2018	April 1, 2017
Consolidated
Net Income Attributable to Kadant	$10,858	$8,951
Net Income Attributable to Noncontrolling Interest	150	116
Provision for Income Taxes	3,861	2,735
Interest Expense, Net	1,549	244
Other Expense, Net	246	204
Operating Income	16,664	12,250
Restructuring Costs	770	—
Acquisition Costs	—	319
Acquired Backlog Amortization (g)	252	—
Adjusted Operating Income (b)	17,686	12,569
Depreciation and Amortization	5,847	3,256
Adjusted EBITDA (b)	$23,533	$15,825

Adjusted EBITDA Margin (b, h)	15.8%	15.4%

Papermaking Systems
Operating Income	$14,584	$14,299
Restructuring costs	770	—
Adjusted Operating Income (b)	15,354	14,299
Depreciation and Amortization	3,136	2,593
Adjusted EBITDA (b)	$18,490	$16,892

Wood Processing Systems
Operating Income	$7,363	$2,504
Acquisition Costs	—	319
Acquired Backlog Amortization (g)	252	—
Adjusted Operating Income (b)	7,615	2,823
Depreciation and Amortization	2,544	514
Adjusted EBITDA (b)	$10,159	$3,337

Corporate and Other
Operating Loss	$(5,283)	$(4,553)
Depreciation and Amortization	167	149
EBITDA	$(5,116)	$(4,404)

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(a)	Prior period amounts have been restated to conform to the current period presentation as a result of the adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2017-07.

(b)	Represents a non-GAAP financial measure.

(c)	Discrete tax items in 2018 primarily relate to the impact of new guidance associated with the U.S. tax legislation enacted in December 2017.

(d)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(e)	Geographic revenues are attributed to regions based on customer location.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Represents intangible amortization expense associated with acquired backlog.

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

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About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with 2,500 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent Kadant’s expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 30, 2017 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; the variability and uncertainties in sales of capital equipment in China; international sales and operations; the oriented strand board market and levels of residential construction activity; development and use of digital media; currency fluctuations; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security; changes in government regulations and policies and compliance with laws; our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; our debt obligations; restrictions in our credit agreement; loss of key personnel; protection of patents and proprietary rights; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

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